IXION BIOTECHNOLOGY, INC.

     DEFERRED COMPENSATION PLAN AGREEMENT


THIS AGREEMENT made this 1st day of January, 1994 by and between Ixion Biotechnology, Inc. (the "Company") and Weaver H. Gaines (the "Employee"):

     WITNESSETH:

WHEREAS, the Employee occupies a position of key significance with the Company and the Company desires to encourage the Employee to remain with the Company, to make and to continue to make contributions to the Company's growth;

WHEREAS, by consent dated January 3, 1994, the Company's Board of
Directors adopted a Deferred Compensation Plan for officers, key employees, and key consultants of the Company (the "Plan"), permitting the Employee to defer receipt of all or a portion of his compensation to be paid in the future in accordance with the terms and conditions herein set forth.

NOW, THEREFORE, the parties agree as follows:

1.  Payment of Compensation.


 Beginning January 3, 1994, and thereafter for all future calendar years until the Employee provides the Company with written notice to discontinue or reduce the deferral of future compensation hereunder, 100% of each installment of Employee's annual compensation (including annual or long term incentive compensation, if any) shall be deferred and credited in accordance with
Section 2 below. (The beginning date in the preceding sentence shall be the first business day of a future calendar year, unless the Employee executes this Agreement within thirty days of becoming eligible for the Plan, in which event the beginning date may be the first day of any future month.) Any remaining portion of the Employee's compensation shall be paid currently in accordance with the Company's normal payroll procedures. The Employee's regular stipulated rate of pay from the Company for full-time service shall not be affected by the deferral provided for herein and, therefore, none of the Company's non-qualified welfare plans, if any, the benefits of which are a function of the regular stipulated rate of pay, shall be affected by such deferral.

2.  Employee's Account: Credits and Interest.

(a) An unfunded deferred compensation account (the "Account") will be established for the Employee. The only obligation of the Company with respect to the Account is to make the payments provided for under this Agreement when they become payable, and that any amount credited to such Account will be solely for record-keeping purposes and shall not be considered to be held in trust or in escrow or in any way vested in the Employee.

(b) The Company will credit to the Account an amount equal to the percent of compensation specified in Section 1.

(c)  (i)     Until payments under this Agreement begin, the
Company will also credit additional amounts to the Account.   The Board of
Directors will establish an annual interest rate which shall remain in effect until changed by the Board at the beginning of each year. The initial rate shall be 8%.

       (ii) After payments under this Agreement begin, the Company will also credit additional amounts to the Account. Such additional amounts shall be equal to the amount of interest set forth in Subsection 2(c)(i) above, unless greater additional amounts are otherwise ordered by the Board of Directors.

3.     Payments from Deferred Compensation Account.

(a) The amount in the Employee's Account will be paid out as indicated below provided, in all cases, the Company has sufficient cash to be able prudently to make such payments.

  (i) In the event of the Employee's termination of employment by death, payment to the beneficiary will commence on the first day of the calendar month following the 90th day after the Employee's death, provided that the Company has been provided with the necessary documents.

  (ii) In the event of the Employee's termination of employment, other than by death, disability or retirement: [Initial one.]

                 on the first day of the calendar month following the 90th day after the Employee's termination of employment; or

                 on the first day of the calendar month following the month in which the Employee attained 65 years of age.

(b) Cash payment shall be in the form of monthly installments, as nearly equal as may be practicable, but with appropriate adjustment for changes required under Subsection (c)(ii) of Section 2, over a period of years to be selected by Employee or in a single sum. A change in either the elected form of payment or the number of years for installment payments may be made at any time prior to the calendar year during which the initial benefit becomes payable. The Employee, in the same manner as his may make beneficiary designations, may elect that payments coming due at or after his death shall be either in one sum or in installments. Any payment coming due during the Employee's lifetime shall be payable to the Employee. Any payment coming due at or after the Employee's death shall be paid when due to the beneficiary designated by the Employee. The beneficiary designated by the Employee must be his spouse, child or children, grandchild or grandchildren, sibling or siblings, the Employee's executors or administrators, or a trust established by the instrument probated as the Employee's Will. If no such designation is in effect at the time any payment becomes due, it shall be paid to the Employee's executors or administrators. Beneficiary designations and changes thereof may be made during the Employee's lifetime by the Employee by written notice filed with the Company. Such designation and any subsequent change shall take effect as of the date the notice was signed, upon recording and acceptance by the Company, subject to any payment made by the Company or action taken by it before receipt of the notice.

(c) In the event of Employee's termination of employment either by death or without cause, at the election of the Employee or the Employee's executors or administrators, made on or before the 90th day following the date of termination, Employee may convert all or a portion of the amounts in the Account into common stock of the Company at a price per share not greater than the lowest price per share (adjusted for stock splits, stock dividends, the issuance of convertible securities, warrants or options, or other dilution), at which shares of the Company's common stock have been issued (or agreed to be issued) at any time in the 365 days preceding the date of termination. Notice of the election must be in writing and must specify the amount of such Account to be so converted. The common stock shall be issued as of the date of the notice, upon recording by the Company.

(d) A termination shall be deemed without cause if, without Employee's written consent, any of the following events occur:

    (i) The Employee is assigned any duties inconsistent with his status in the position held immediately prior to such assignment, or has the nature or status of his responsibilities altered in a substantially adverse way;

     (ii) The Company reduces the Employee's annual base salary in effect as of the date of this Agreement, or as the same may be increased from time to time;

     (iii) The Company's offices where the Employee is working are moved to a location more than 50 miles from the location of such offices;

    (iv) The Company fails to pay any portion of current compensation, or fails to pay any portion of an installment of deferred compensation under any deferred compensation program of the Company within 30 days of the date such compensation is due;

    (v) The Company fails to continue in effect any compensation plan in which the Employee is participating which is material to such Employee's total compensation;

    (vi) The Company fails to continue to provide the Employee with benefits substantially similar to those, if any, previously enjoyed under any of the Company's pension, saving, health, or other welfare or benefit plans;

    (vii) The Company takes any other action which directly or indirectly materially reduces any of the benefits referred to above, or reduces any fringe benefits enjoyed by the Employee (including, without limitation, days of paid vacation); or

    (ix) The Company materially breaches any employment agreement with the Employee.

4.     Benefits May Not be Assigned or Attached.

No benefit hereunder may be assigned, anticipated or hypothecated and, to the extent permitted by law, no sum payable under this Agreement shall be subject to legal process or attachment for payment of any claim payee hereunder.

5.     No Obligations to Continue Employment.

Subject to the provisions of Section 3(d) above, nothing contained in this Agreement shall in any way otherwise obligate the Company to retain the Employee in its employment for any period of time, nor in any way otherwise affect the Company's right to change at any time the Employee's compensation, the method or conditions for payment thereof, or any other aspect of the Employee's employment.

6.  Duration of Agreement.

This Agreement shall remain effective and continue in force until such time as it may be amended or terminated by the parties hereto.

7.  Election of Payment .

If the Employee has not elected to convert his Account into common stock
of the Company, such Account shall be paid as follows:   [Initial one.]

          (a)  Single sum.
          (b)  Monthly Installments over          (5 or 10 years)

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the day and year first above written.

Ixion Biotechnology, Inc.     Weaver H. Gaines

By:

Employee


Designation of Benficiary



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